Exhibit 99.1

Relmada Therapeutics Appoints Charles J. Casamento to Its Board of Directors

Seasoned executive has more than four decades of industry experience

NEW YORK, July 16, 2015 - Relmada Therapeutics, Inc. (OTCQB: RLMD), a clinical-stage company developing novel therapies for the treatment of chronic pain, announced today Charles J. Casamento has joined the company’s board of directors, completing the slate of three independent directors. Mr. Casamento will also serve as chairman of the audit committee for Relmada Therapeutics.

Since 2007 Mr. Casamento has been executive director and principal of The Sage Group, a health care advisory group. He was president and CEO of Osteologix from October 2004 until April 2007. Mr. Casamento was the founder of Questcor Pharmaceuticals where he was president, CEO and chairman. At RiboGene Inc. he was president, CEO and chairman and he was also co-founder, president and CEO of Indevus (formerly Interneuron Pharmaceuticals). He has held senior management positions at Genzyme Corporation, American Hospital Supply, Johnson & Johnson, Hoffmann-LaRoche and Sandoz. He holds a bachelor’s degree in Pharmacy from Fordham University and an M.B.A. from Iona College.

“Charles Casamento has a broad and deep business background, and brings a wealth of experience in the healthcare sector at a time when it will be most valuable to our company,” said Sandesh Seth, Chairman at Relmada Therapeutics. “My goal since the company’s inception was to surround our management team with a world class board of directors comprised of accomplished medical, healthcare and business professionals whose skill sets, relationships and knowledge could be leveraged to create shareholder value. The addition of Mr. Casamento represents another solid step in that direction.”

“Given his extensive senior-level experience at several established pharmaceutical and biotechnology companies, I believe that Charles Casamento will add to the level of talent that currently exists on our Board,” stated Sergio Traversa, CEO of Relmada Therapeutics. “Importantly, the appointment of a financial expert and third independent board member addresses one of the requirements for our planned uplisting to NASDAQ.”

“With a diversified portfolio of unique product candidates at various stages of clinical development, I believe Relmada is poised to become a leading pain management company and I am therefore very pleased to be joining the board of directors at this exciting time for the company,” said Mr. Casamento.

Relmada Therapeutics

546 Fifth Avenue 14th Fl. | New York, NY 10036

Phone: (212) 702-7163

W: www.relmada.com | E: info@relmada.com

About Relmada Therapeutics, Inc.

Relmada Therapeutics is a clinical-stage, publicly traded specialty pharmaceutical company developing novel versions of proven drug products together with new chemical entities that potentially address areas of high unmet medical need in the treatment of pain. The Company has a diversified portfolio of four lead products at various stages of development including d-Methadone (REL-1017) its N-methyl-D-aspartate (NMDA) receptor antagonist for neuropathic pain; topical mepivacaine (REL-1021), its orphan drug designated topical formulation of the local anesthetic mepivacaine; oral buprenorphine (REL-1028) its oral dosage form of the opioid analgesic buprenorphine; and LevoCap ER (REL-1015), its abuse resistant, sustained release dosage form of the opioid analgesic levorphanol. The Company’s product development efforts are guided by the internationally recognized scientific expertise of its research team. The Company’s approach is expected to reduce clinical development risks and costs while potentially delivering valuable products in areas of high unmet medical needs. For more information, please visit Relmada’s website at: www.relmada.com.

Forward-Looking Statements

This news release contains “forward-looking statements.” These statements are based on management’s current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact

Investor Contact:

Michael Becker, SVP of Finance and Corporate Development

Relmada Therapeutics Inc.

Tel: 212-376-5776

mbecker@relmada.com

Media Contact:

David Salisbury

Berry & Company Public Relations

Tel: 212-253-8881

dsalisbury@berrypr.com

Relmada Therapeutics

546 Fifth Avenue 14th Fl. | New York, NY 10036

Phone: (212) 702-7163

W: www.relmada.com | E: info@relmada.com